CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Series Trust of our report dated March 28, 2025, relating to the financial statements and financial highlights of each portfolio listed in Attachment I, which appears in SunAmerica Series Trust’s Certified Shareholder Report on Form N-CSR for the year ended January 31, 2025. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

April 25, 2025

SunAmerica Series Trust	Attachment I

SA AB Growth Portfolio
SA AB Small & Mid Cap Value Portfolio
SA BlackRock Multi-Factor 70/30 Portfolio
SA Emerging Markets Equity Index Portfolio
SA Federated Hermes Corporate Bond Portfolio
SA Fidelity Institutional AM® International Growth Portfolio
SA Fidelity Institutional AM® Real Estate Portfolio
SA Fixed Income Index Portfolio
SA Fixed Income Intermediate Index Portfolio
SA Franklin BW U.S. Large Cap Value Portfolio
SA Franklin Small Company Value Portfolio
SA Franklin Systematic U.S. Large Cap Core Portfolio SA Franklin Systematic U.S. Large Cap Value Portfolio SA Franklin Tactical Opportunities Portfolio
SA Global Index Allocation 60/40 Portfolio
SA Global Index Allocation 75/25 Portfolio
SA Global Index Allocation 90/10 Portfolio
SA Goldman Sachs Multi-Asset Insights Portfolio
SA Index Allocation 60/40 Portfolio
SA Index Allocation 80/20 Portfolio
SA Index Allocation 90/10 Portfolio
SA International Index Portfolio
SA Invesco Growth Opportunities Portfolio
SA Janus Focused Growth Portfolio
SA JPMorgan Diversified Balanced Portfolio
SA JPMorgan Emerging Markets Portfolio
SA JPMorgan Equity-Income Portfolio
SA JPMorgan Global Equities Portfolio SA JPMorgan Large Cap Core Portfolio
SA JPMorgan MFS Core Bond Portfolio
SA JPMorgan Mid-Cap Growth Portfolio SA JPMorgan Ultra-Short Bond Portfolio
SA Large Cap Growth Index Portfolio
SA Large Cap Index Portfolio
SA Large Cap Value Index Portfolio
SA MFS Large Cap Growth Portfolio (formerly, SA MFS Blue Chip Growth Portfolio)
SA MFS Massachusetts Investors Trust Portfolio
SA MFS Total Return Portfolio
SA Mid Cap Index Portfolio
SA Morgan Stanley International Equities Portfolio SA PIMCO Global Bond Opportunities Portfolio
SA PIMCO RAE International Value Portfolio
SA PineBridge High-Yield Bond Portfolio
SA Putnam International Value Portfolio (formerly, SA Putnam International Growth and Income Portfolio)
SA Schroders VCP Global Allocation Portfolio
SA Small Cap Index Portfolio
SA T. Rowe Price Allocation Moderately Aggressive Portfolio (formerly, SA T. Rowe Price Asset Allocation Growth Portfolio)
SA T. Rowe Price VCP Balanced Portfolio
SA VCP Dynamic Allocation Portfolio
SA VCP Dynamic Strategy Portfolio
SA VCP Index Allocation Portfolio